Exhibit 5.1

SILVERMAN SCLAR SHIN & BYRNE PLLC
381 Park Avenue South, Suite 1601
New York, New York 10016
Tel. No. 212-779-8600
Telecopy Number - (212) 779-8858

August 4, 2006

Board of Directors
Hemispherx Biopharma, Inc.
1617 JFK Boulevard
Philadelphia, PA 19103

Re: Hemispherx Biopharma, Inc. - Registration Statement on Form S-1

Gentlemen:

We have acted as counsel for Hemispherx Biopharma, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the registration statement on Form S-1 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended (the "Act"), covering the offering for resale of an aggregate of 12,720,381 shares of the Company's Common Stock, par value $0.001 per share, consisting of : (i) 321,751 shares of Common Stock (the "Issued Shares") issued to Fusion Capital Fund II LLC ("Fusion Capital") in April 2006; (ii) an aggregate of up to an additional 321,751 shares of Common Stock (the "Additional Commitment Shares") issuable to Fusion Capital pursuant to the Fusion Capital common stock purchase agreement dated April 12, 2006 (the "Fusion Agreement"); (iii) an aggregate of up to 11,743,221 shares of Common Stock (the "Purchase Shares") issuable to Fusion Capital pursuant to the terms of the Fusion Agreement; (iv) an aggregate of 15,000 shares issuable upon exercise of outstanding options and warrants (the “Option Shares”) ; and (v) an aggregate of 318,658 shares (the "Additional Shares").

We have reviewed and are familiar with such corporate proceedings and other matters as we have deemed necessary for this opinion. Based upon the foregoing, we are of the opinion that (i) the Additional Commitment Shares to be offered and sold by Fusion Capital have been duly authorized to be issued in accordance with the terms of the Fusion Agreement and, when issued by the Company in accordance with the terms of the Fusion Agreement, will be legally issued, fully paid and nonassessable; (ii) the Purchase Shares to be offered and sold by Fusion Capital have been duly authorized to be issued in accordance with the terms of the Fusion Agreement and, when issued and paid for in accordance with the terms of the Fusion Agreement, will be validly issued, fully paid and non-assessable; (iii) the Option Shares to be offered and sold by the Selling Stockholders have been duly authorized and, when issued by the Company upon exercise of the respective options or warrants in accordance with the terms of such options or warrants, will be legally issued, fully paid and nonassessable; (iv) the Additional Shares to be offered and sold by the Selling Stockholders have been duly authorized, legally issued, fully paid and nonassessable, and (v) the Issued Shares to be offered and sold by the Selling Stockholders have been duly authorized, legally issued, fully paid and nonassessable.

This opinion is limited to matters governed by the General Corporation Law of the State of Delaware. No opinion is expressed as to the effect that the law of any other jurisdiction may have upon the subject matter of the opinion expressed herein under conflicts of law principles, rules and regulations or otherwise.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of Delaware be changed by legislative action, judicial decision or otherwise.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

Very truly yours,

s/Silverman Scalr Shin & Byrne PLLC
Silverman Sclar Shin & Byrne PLLC